

                                         EXHIBIT 17
                            COMPUTATION OF LOSS PER COMMON SHARE

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                          For the period                           Six months ended
                            May 17, 1996                               June 30,
                           (inception) to     Year ended      ----------------------------
                          December 31, 1996 December 31, 1997     1997            1998
------------------------------------------------------------------------------------------
Basic/Diluted

         Net Loss          $       53,447   $      809,912    $    546,901    $    435,315
------------------------------------------------------------------------------------------

Weighted Average
Share Outstanding               4,737,356       10,211,250      10,035,917      11,776,635
------------------------------------------------------------------------------------------

Basic Loss per
Common Share               $          .01   $          .08    $        .05    $        .04
------------------------------------------------------------------------------------------


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